EXHIBIT 24

                            POWER OF ATTORNEY

         Each of the undersigned Directors and Officers of CHAMPION INTERNATIONAL CORPORATION (the "Company"), which intends to file a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering shares of Common Stock issuable pursuant to the Company's Savings Plan
#077 and Savings Plan for Hourly Employees #158, and interests in the Nonqualified Supplemental Savings Plan and The Executive Retirement Plan for Employees of Weldwood of Canada Limited, hereby constitutes and appoints STEPHEN B. BROWN, LAWRENCE A. FOX and RICHARD E. OLSON his or her true and lawful attorneys-in-fact and agents, each of them with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and other documents relating thereto, and to file such Registration Statemeent and such amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities
Act of 1933, as amended, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 21st day of August, 1997.

/s/RICHARD E. OLSON                  /s/KENWOOD C. NICHOLS
------------------------------       ------------------------------------
Richard E. Olson                     Kenwood C. Nichols
Chairman of the Board, Chief         Vice Chairman and Executive Officer
Executive Officer and Director         and Director
(Principal Executive Officer)          (Principal Accounting Officer)


                                      /s/FRANK KNEISEL
                                      ----------------------------------
                                      Frank Kneisel
                                      Senior Vice President - Finance
                                      (Principal Financial Officer)



                                     /s/SYBIL C. MOBLEY
------------------------------       ------------------------------------
Lawrence A. Bossidy, Director        Sybil C. Mobley, Director



/s/ROBERT A. CHARPIE
------------------------------       ------------------------------------
Robert A. Charpie, Director          Walter V. Shipley, Director



/s/H. CORBIN DAY                     /s/RICHARD E. WALTON
------------------------------       ------------------------------------
H. Corbin Day, Director              Richard E. Walton, Director



/s/ALICE F. EMERSON                  /s/JOHN L. WEINBERG
------------------------------       ------------------------------------
Alice F. Emerson, Director           John L. Weinberg, Director


/s/ALLAN E. GOTLIEB
------------------------------
Allan E. Gotlieb, Director